UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Peoples Bancorp Inc. (“Peoples”, “we”, “our” or “us”) is filing this Current Report on Form 8-K for the purpose of updating the description of its capital stock, as most recently contained in the Registration Statement on Form S-3 filed by Peoples with the Securities and Exchange Commission (the “SEC”) on August 12, 2015 (SEC Registration No. 333‑206322).
The following “Description of Capital Stock” modifies and supersedes any prior description of Peoples’ capital stock contained in any registration statement or report filed by Peoples with the SEC and will be available for incorporation by reference in certain of Peoples’ filings with the SEC pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and forms promulgated thereunder.
DESCRIPTION OF CAPITAL STOCK
This summary describes the material features of our capital stock and is subject to, and qualified in its entirety by reference to, our Amended Articles of Incorporation (as amended, the “Articles”) and our Code of Regulations (as amended, the “Regulations”), as currently in effect, and the applicable provisions of the Ohio General Corporation Law. Current versions of our Articles have been filed by Peoples with the SEC. A current version of our Regulations, as amended by our shareholders on April 26, 2018, is filed as Exhibit 3.2 to this Current Report on Form 8-K.
Authorized Capital Stock
Our authorized capital stock consists of 24,000,000 common shares, no par value per share, and 50,000 preferred shares, no par value per share. During the fiscal year ended December 31, 2011, Peoples repurchased from the U.S. Department of the Treasury (the “U.S. Treasury”) all of the 39,000 Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), that had been previously issued by Peoples to the U.S. Treasury. In accordance with terms of the Series A Preferred Shares as set forth in the Articles, all Series A Preferred Shares that were repurchased by Peoples reverted to authorized but unissued preferred shares and may be reissued only as shares of any series of preferred shares other than Series A Preferred Shares.
As of June 25, 2018, there were: (i) 19,488,823 common shares issued and outstanding [which number does not include common shares held in the Rabbi Trust (for which Peoples Bank serves as trustee) the assets of which are to be used for the purpose of making payments to participants in the Peoples Bancorp Inc. Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, in accordance with the terms thereof] (the "Rabbi Trust"); (ii) 585,453 common shares held by Peoples as treasury shares; (iii) 40,129 common shares held in the Rabbi Trust; and (iv) no preferred shares (including the repurchased Series A Preferred Shares) issued and outstanding.

Common Shares

Listing and Trading of Common Shares
Our common shares are listed on The NASDAQ Global Select Market® and trade under the symbol “PEBO.”

Liquidation Rights

Each common share entitles the holder thereof to share ratably in our net assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up, after (i) payment in full of all amounts required to be paid to our creditors or provision for such payment and (ii) provision for the distribution of any preferential amounts to the holders of our preferred shares, if any.
Following the merger of NB&T Financial Group, Inc. (“NB&T Financial”) with and into Peoples, we entered into a First Supplemental Indenture with Wilmington Trust Company, dated June 5, 2015, and made to be effective as of 6:00 p.m., Eastern Standard Time, on March 6, 2015, pursuant to which we assumed the obligations of NB&T Financial under the Indenture between NB&T Financial, as issuer, and Wilmington Trust Company, as trustee, dated as of June 25, 2007 (the “Indenture”). We also succeeded to and were substituted for NB&T Financial with the same effect as if we had originally been named in the Amended and Restated Declaration of Trust of NB&T Statutory Trust III, dated as of June 25, 2007, between NB&T Financial, as sponsor, and the parties named therein, and the Guarantee Agreement, dated as of June 25, 2007, between NB&T Financial, as guarantor, and Wilmington Trust Company, as trustee for the holders of the capital securities of NB&T Statutory Trust III (the “Guarantee Agreement”). Consequently, if we were to elect to defer payments of interest on our fixed/floating rate junior subordinated debt securities due 2037 (the “Junior Subordinated Debt Securities”) related to the capital securities issued by NB&T Statutory Trust III or an event of default were to occur under the Indenture or the related Guarantee Agreement, we would be prohibited from making any payment to holders of our common shares in the event of our liquidation.
Subscription, Preference, Conversion, Exchange and Redemption Rights
The holders of our common shares do not have subscription, preference, conversion or exchange rights, and there are no mandatory redemption provisions applicable to our common shares. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that our Board of Directors may designate and issue in the future. If we were to elect to defer payments of interest on the Junior Subordinated Debt Securities, or an event of default were to occur under the Indenture or the related Guarantee Agreement, we would be prohibited from redeeming, repurchasing or otherwise acquiring any of our common shares.
Dividends
As an Ohio corporation, we may, in the discretion of our Board of Directors, generally pay dividends to our shareholders out of surplus, however created, but must notify our shareholders if a dividend is paid out of capital surplus. Holders of our common shares are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor, subject to, and which may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that our Board of Directors may designate and issue in the future.
Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by our subsidiaries, including our subsidiary, Peoples Bank, an Ohio state-chartered bank (“Peoples Bank”). Thus, as a practical matter, any restrictions on the ability of our subsidiaries to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us.
Dividend payments from Peoples Bank are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of Peoples Bank to pay dividends to us is also subject to its profitability, financial condition, maintaining adequate capital above regulatory minimums, capital expenditures and other cash flow requirements and contractual obligations. Payments of dividends by Peoples

Bank may be restricted at any time at the discretion of the applicable regulatory authorities, if they deem such dividends to constitute an unsafe and/or an unsound banking practice.
We are also subject to policies issued by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) that may, in certain circumstances, limit our ability to pay dividends. These policies require, among other things, that we maintain adequate capital above regulatory minimums. The Federal Reserve Board may also determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and prohibit the payment thereof. Specifically, the Federal Reserve Board has issued a policy statement providing that a financial holding company or other bank holding company should eliminate, defer or significantly reduce dividends if (i) its net income available to common shareholders is not sufficient to fully fund the dividends, (ii) the prospective rate of earnings retention is not consistent with the financial or bank holding company’s capital needs and overall financial condition or (iii) the financial or bank holding company will not meet or is in danger of not meeting its minimum regulatory capital adequacy ratios. In addition, the Federal Reserve Board expects us to serve as a source of strength to Peoples Bank, which may require us to retain capital for further investments in Peoples Bank, rather than use those funds for dividends for our shareholders.
In addition, our ability to pay dividends to the holders of our common shares may be limited, under circumstances, pursuant to (i) the terms of the Indenture and the Guarantee Agreement related to our Junior Subordinated Debt Securities and (ii) the covenants in the Credit Agreement, dated March 4, 2016, between Peoples and Raymond James Bank, N.A (the “RJB Credit Agreement”). Specifically, if we were to elect to defer payments of interest on our Junior Subordinated Debt Securities or an event of default were to occur under the Indenture or the related Guarantee Agreement, we would be prohibited from declaring or paying any dividends on our common shares. Under the RJB Credit Agreement, we would be prohibited from declaring and paying dividends on our capital stock, including our common shares and any preferred shares, if, before or after giving effect to such dividends, an event of default under the RJB Credit Agreement were to exist or, after giving effect to such dividends, we would not be in compliance with the financial covenants contained in the RJB Credit Agreement.
Number and Term of Directors
Our Regulations provide for our Board of Directors to consist of not less than nine and not more than 15 directors. The number of Peoples directors was last fixed at 10 directors and our Board currently consists of 10 directors. Beginning with the 2019 annual meeting of shareholders, each director will be elected to our Board of Directors for a one-year term expiring at the next annual meeting of Peoples shareholders and until such director’s successor is duly elected and qualified.
Removal of Directors
Under our Regulations, any director or the entire Board of Directors may be removed from office only for cause by the affirmative vote of the holders of shares entitling them to exercise not less than 75% of the voting power of Peoples entitled to elect directors in the place of those so removed.

Nomination of Directors
Shareholders who wish to nominate an individual for election as a director at an annual meeting of our shareholders must comply with the provisions of our Regulations regarding shareholder nominations. Only those shareholders entitled to vote for the election of directors may submit a nominee for election. Shareholder nominations must be made in writing and delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary not less than 14 days or more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to our Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Each nomination must contain the following information to the extent known by the nominating shareholder:

•	the name, age, business address and residence address of each proposed nominee;

•	the principal occupation or employment of each proposed nominee;

•	the number of shares of capital stock of Peoples beneficially owned by each proposed nominee and by the nominating shareholder; and

•	any other information required to be disclosed with respect to a nominee for election as a director under the SEC’s proxy rules.

Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director if elected. Nominations not made in accordance with the above requirements and our Regulations will not be considered.
Voting Rights
Each holder of common shares has the right to cast one vote for each common share owned on all matters submitted to a vote of shareholders. No holder of common shares is entitled to the right of cumulative voting in the election of directors. Our Articles provide that no holder of shares of any class of our capital stock is entitled to pre-emptive rights.
Our Articles contain special voting requirements that may be deemed to have anti-takeover effects. Specifically, pursuant to Article Seventh of our Articles, if any three members of our Board of Directors affirmatively votes against any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than 75% of the voting power of Peoples entitled to vote thereon will be required to adopt:

•	a proposed amendment to our Articles;

•	proposed new regulations or an alteration, amendment or repeal of our Regulations;

•	an agreement of merger or consolidation providing for the merger or consolidation of Peoples with or into one or more other corporations;

•	a proposed combination or majority share acquisition involving the issuance of shares of Peoples and requiring shareholder approval;

•	a proposal to sell, lease, exchange, transfer or otherwise dispose of all or substantially all of the property and assets of Peoples;

•	a proposed dissolution of Peoples; or

•	a proposal to fix or change the number of directors by action of the shareholders.

The written objection of a director to any such matter submitted to the President or Corporate Secretary of Peoples not less than three days before the meeting of the shareholders at which any such matter is to be considered will be deemed to be an affirmative vote by such director against such matter.
Preferred Shares
Our 50,000 authorized but unissued preferred shares are typically referred to as “blank check” preferred shares. This term refers to preferred shares for which the rights and restrictions are determined by the board of directors of a corporation at the time the preferred shares are issued. Under our Articles, our Board of Directors has the authority, without any further shareholder vote or action, to issue the preferred shares in one or more series, from time to time, with full or limited voting power, or without voting power, and with all designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the preferred shares, as may be provided in the amendment or amendments to our Articles adopted by our Board of Directors. The authority of our Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to preferred shares of any series:

•	the division of the preferred shares into series and the designation and authorized number of preferred shares (up to the number of preferred shares authorized under our Articles) in each series;

•	the dividend rate and whether dividends are to be cumulative;

•	whether preferred shares are to be redeemable, and, if so, whether redeemable for cash, property or rights;

•	the liquidation rights to which the holders of preferred shares will be entitled, and the preferences, if any;

•	whether the preferred shares will be subject to the operation of a sinking fund, and, if so, upon what conditions;

•
whether the preferred shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•
the voting rights of the preferred shares, which may be full, limited or denied, except as otherwise required by law and Article Seventh of our Articles; provided that the voting rights of any series of preferred shares may not be greater than the voting rights of our common shares;

•	the pre-emptive rights, if any, to which the holders of preferred shares will be entitled and any limitations thereon;

•
whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions.

Our Board of Directors may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders.

Transfer Agent and Registrar
The transfer agent and registrar for our common shares is EQ Shareowner Services.
Anti-Takeover Effects of the Ohio General Corporation Law
Certain provisions of the Ohio General Corporation Law make a change in control of an Ohio corporation more difficult, even if desired by holders of a majority of the corporation’s shares. Provided below is a summary of the Ohio anti-takeover statutes.
Ohio Control Share Acquisition Statute
Section 1701.831 of the Ohio Revised Code, known as the “Ohio Control Share Acquisition Statute,” provides that specified notice and informational filings and special shareholder meeting and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; or

•	a majority or more of the voting power.

An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:

•	a majority of the voting power of the corporation in the election of directors represented in person or by proxy at the meeting; and

•	a majority of the voting power at the meeting exercised by shareholders, excluding:

•	the acquiring shareholder,

•	officers of the corporation elected or appointed by the directors of the corporation,

•	employees of the corporation who are also directors of the corporation, and

•	persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

An Ohio corporation may opt out of the provisions of the Ohio Control Share Acquisition Statute by adopting an appropriate amendment to its articles of incorporation or regulations. We have not amended our Articles or our Regulations to opt out of the provisions of the Ohio Control Share Acquisition Statute.
Ohio Merger Moratorium Statute
Chapter 1704 of the Ohio Revised Code, known as the “Ohio Merger Moratorium Statute,” prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors

(an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (i) the transaction or (ii) the acquisition of the corporation’s shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.
For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited:

•	the purchase, lease, sale, distribution, dividend, exchange, mortgage, pledge, transfer or other disposition of an interest in assets meeting thresholds specified in the statute;

•	mergers, consolidations, combinations or majority share acquisitions;

•	a voluntary dissolution or liquidation;

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares;

•	a transaction that increases the interested shareholder’s proportionate ownership of shares of the corporation; and

•	the receipt of any other benefit that is not shared proportionately by all shareholders.

After the three-year period, transactions between the corporation and the interested shareholder are permitted if:

•
the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.

An Ohio corporation may opt out of the provisions of the Ohio Merger Moratorium Statute by adopting an appropriate amendment to its articles of incorporation. We have not amended our Articles to opt out of the provisions of the Ohio Merger Moratorium Statute.
Control Bid Statute
Ohio has also enacted Ohio Revised Code Section 1707.043 (the “Control Bid Statute”), which provides that a person who announces a proposal, or the intention or possibility of making a proposal, to acquire, directly or indirectly, alone or with others, control of an Ohio corporation must disgorge profits realized by that person upon the sale of any equity securities of such corporation within 18 months of the announcement.
An Ohio corporation may opt out of the provisions of the Control Bid Statute by adopting an appropriate amendment to its articles of incorporation or regulations. We have not amended our Articles or our Regulations to opt out of the provisions of the Control Bid Statute.
Item 9.01.    Financial Statements and Exhibits.
(a) through (c) Not applicable.
(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit Number	Description
3.1	Certificate regarding Adoption of Amendment to Division (D) of Section 2.02 of Code of Regulations of Peoples Bancorp Inc. by the Shareholders at the Annual Meeting of Shareholders on April 26, 2018
3.2	Code of Regulations of Peoples Bancorp Inc. [In compiled form reflecting all amendments through April 26, 2018]
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	June 28, 2018	By:/s/	JOHN C. ROGERS
John C. Rogers

Executive Vice President, Chief Financial Officer and Treasurer